EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT


       EMPLOYMENT AGREEMENT dated as of December 1, 2002 among Millennium Sports & Entertainment, Inc., a Delaware corporation (the "Company"), and Nat Manzella an individual (the "Employee").

                                   WITNESSETH

       WHEREAS, the Company desires, effective as of the date hereof, to employ the Employee as ________________________ subject to the terms and conditions set forth here; and

       WHEREAS, the Employee desires to accept such employment subject to such terms and conditions.

       NOW,  THEREFORE,   in  consideration  of  the  mutual  provisions  herein
contained, the Employee and the Company agree as follows:

                                    AGREEMENT

       1. EMPLOYMENT. The Company hereby employs the Employee as_____________________, or such other key office as the Board may elect, and the Employee accepts such employment, upon the terms and subject to the conditions hereinafter set forth.

       2.     TERM.

       (a) The Employee's employment pursuant to this Agreement ("Employment") shall commence as of December 1, 2002 and shall continue through November 30, 2003 (such date, or any later date through which this Agreement has been renewed, the "Expiration Date"), subject to termination under Section 8 or
Section 9.

       (b) This Agreement and the Employee's employment shall automatically be renewed for a one (1) year period upon the Expiration Date, unless at least 30 days prior to the Expiration Date (or prior to such anniversary) the Company has notified the Employee in writing that it elects not to renew this Agreement.

       3.     CAPACITY AND SERVICES.

       (a) The Employee shall assume such responsibilities, perform such duties and have such authority as befits his positions or may from time to time be assigned or delegated by the Board. In performing his duties, the Employee shall fully and faithfully perform services and discharge his duties for the Company consistent with the position of _________________________, or such other similar office as the Board may designate.

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       (b) As an employee of the Company,  substantially  all of the  Employee's efforts and responsibilities shall relate to the operation of the business of the Company. The Employee shall report to and work closely with such persons as the Board may designate from time to time.

       (c) The Employee shall devote his entire time, attention and a substantial part of his business time and energies to his duties hereunder and shall use his best efforts, skills and abilities to promote the interests of the Company. The Employee shall not engage in any business activities that are directly or indirectly competitive with any business conducted by the Company or any of its affiliates. Without in any way limiting the foregoing, the Employee shall not, without the prior written consent in each instance of the Company, directly or indirectly perform services of a business, professional or commercial nature for any person or entity, for compensation or deferred compensation, which will in any way interfere with the Employee's obligations under this Agreement.


       4. BASE SALARY, BONUSES AND BENEFITS. The Company shall pay and the Employee shall accept for the services to be rendered hereunder compensation consisting solely of the following:

       (a) During the period of his employment, the Employee shall receive an annual base salary (the "Base Salary") of EIGHTY THOUSAND DOLLARS ($80,000.00).

       (b) During the period of his employment, the Employee shall be entitled to participate in the Company's group health insurance coverage and such other fringe benefits as the Company generally provides from time to time to employees with positions and responsibilities similar to those of the Employee such as the Chief Operating Officer and the Chief Financial Officer. The Company reserves the right to modify such group health insurance coverage or benefits for such employees generally.

       (c) Employee may receive bonuses as approved by the Board in the Board's discretion.

       5.     SHARES.

       The Employee shall immediately receive 5,000 restricted shares of Surety Holdings Corp., the parent Company of Millennium Sports & Entertainment, Inc., and shall receive an additional 11,666 restricted shares in the event Millennium Sports & Entertainment, Inc. attains total revenues of $1,000,000.00 not later than March 31, 2003. The Company shall file a registration statement pursuant to Form S-8 for each issuance of such shares.

       6. CERTAIN EXPENSES INCIDENT TO EMPLOYMENT. The Company agrees to reimburse the Employee:

       (i) in  accordance  with its normal policy and  practices,  for all other
       authorized,   approved  and  reasonable   travel  or  other  expenses  or
       disbursements  incurred or

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       made by him in connection with the  performance of the Employee's  duties under this Agreement;

       (iii) for the cost of one cellular telephone and related costs related to performing his duties hereunder.

       7.     DEATH OR DISABILITY.

       "Disability" shall mean a physical or mental incapacity of the Employee which has prevented him from effectively performing his duties for ninety (90) days, whether or not consecutive, out of any twelve (12) consecutive months. Notwithstanding anything else in this Agreement, the Employee's employment shall terminate upon the Employee's death. The Company may elect to terminate the Employee's employment upon the Employee's disability. In the event that the Employee's employment terminates by reason of death or disability, the Company shall not have any further obligations or responsibilities hereunder whatsoever except (i) with respect to Base Salary, Bonuses and other benefits earned or accrued through the date of termination, (ii) in the event of a termination by reason of disability, the Employee will be entitled to receive his Base Salary for three months after his Employment is terminated or until such time as the insurance provided for in Paragraph 5(d) begins to pay such benefits.

       8.     TERMINATION.

       (a) The Company may terminate this Agreement and the Employee's employment by giving ten (10) days written notice thereof to the Employee in the event that the Board determines that the Employee has (i) materially breached this Agreement, (ii) repeatedly refused to perform required and reasonable services after written notice thereof, (iii) engaged in willful misconduct or committed gross negligence in connection with his employment or the affairs of the Company, (iv) violated in a material manner any fiduciary duty to the Company, or (v) committed theft, fraud, embezzlement or dishonesty.

       (b) The Company may, with or without cause or reason therefor, terminate this Agreement at any time and for any reason upon thirty (30) days advance written notice to the other party.

       (c) If, during the first year, the Company terminates this Agreement under Section 9(a), the Company shall not have any further obligations or responsibilities hereunder except with respect to Base Salary, Bonuses and other benefits earned or accrued through the date of termination.

       (d) If, during the second year, the Company terminates this Agreement under Section 9(b), the Company shall be obligated to pay the Employee all Base Salary, Bonuses and other benefits earned or accrued through the date of termination, and an additional lump sum equivalent to eight (8) weeks Base Salary.

       (e) If the Employee breaches this Agreement for any reason, the Company shall not have any further obligations or responsibilities hereunder.

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       9.     CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION.

       (a) Employee acknowledges that as further inducement to the Company to enter into this Agreement, Employee wills execute a Confidentiality Agreement and Non-Competition Agreement, if requested. Employee's breach of the Confidentiality Agreement shall constitute a material breach of this Agreement.

       (b) The Employee acknowledges the Company will suffer irreparable harm if the provisions of the Confidentiality and Non-Competition Agreements and that the Company's remedies at law for damages will be inadequate if the Employee fails to comply with any of the provisions of the Confidentiality and Non-Competition Agreements. Accordingly, the Employee agrees that the Company shall be entitled to any appropriate legal, equitable or other remedy, including preliminary and permanent injunctive relief, in the event the Employee fails to comply with said agreements.

       10. AMENDMENTS. This Agreement constitutes the entire agreement of the parties and may be modified, amended or waived only by written instruments executed by the parties.

       11. NO CONFLICT. The Employee represents and warrants to the Company that he is not bound by any agreement or subject to any restriction which would interfere with or prevent his entering into or carrying out this Agreement.

       12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns, except that the Employee shall not assign any of his rights or delegate any of his duties under this Agreement without the prior express written consent in each instance of the Company.

       13. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey.

       14. ARBITRATION. Except as specifically provided for in this Section, all controversies, claims and disputes arising out of or relating to the Employee's rendering of services to the Company (including all federal and state statutory claims) shall be subject to final and binding arbitration before a single arbitrator in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The costs of such arbitration, including the arbitrator's fees, shall be allocated in the manner determined by the arbitrator. Each party shall bear its own expenses, including attorneys' fees and expert witness fees. The arbitration proceeding shall be deemed to be an arbitration proceeding specifically enforceable under the Federal Arbitration Act and any other applicable law. The award of the arbitrator may be enforced in any court having competent jurisdiction. The Company and the Employee shall have no obligation to arbitrate disputes arising under Section 9 hereof, and may enforce any of their rights and remedies with respect thereto in any court of competent jurisdiction.

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       15.    SEVERABILITY.  If any part or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be effected thereby and shall be valid and enforced to the fullest extent permitted by law.

       16. NO OTHER AGREEMENTS. This Agreement shall supersede any and all prior agreements between the parties hereto, and this Employment Agreement shall be the only agreement between the parties with respect thereto.

       17. NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

IF TO THE EMPLOYEE, to him at:




IF TO THE COMPANY, to it at:




       19. RIGHTS AND WAIVERS. All rights and remedies of the parties hereto are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of any other rights or remedies or shall be deemed to limit or prejudice any other legal or equitable rights or remedies that either of the parties hereto may or remedies under this Agreement unless such waiver is in writing and signed by such party. No delay or omission on the part of either party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other rights or remedies. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date from above written.

                                      MILLENNIUM SPORTS & ENTERTAINMENT, INC.

                                      By:    /S/ HOWARD R. KNAPP
                                             -------------------


                                      EMPLOYEE:
                                      /S/ NAT MANZELLA





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